UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 29, 2008

Date of Report (Date of earliest event reported)

PACWEST BANCORP

(Exact name of registrant as specified in its charter)

Delaware	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 West A Street

San Diego, California 92101

(Address of principal executive offices and zip code)

(619) 233-5588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2008, PacWest Bancorp (the “Company”) and CapGen Capital Group II LP (“CapGen”), an investment vehicle advised by CapGen Capital Advisers LLC, entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things, CapGen will purchase from the Company in a private placement 3,846,153 newly issued shares of Company common stock, par value $0.01 per share (the “Shares”), at a price of $26.00 per share for an aggregate purchase price equal to approximately $100 million.  Upon consummation of the investment, CapGen will own approximately 12% of the Company’s common stock on a fully-diluted pro forma basis as of June 30, 2008.  A copy of the Purchase Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.  A copy of the press release announcing the execution of the Purchase Agreement is also attached to this report as Exhibit 99.2.

In connection with the investment, CapGen will seek to register as a bank holding company.  The Company has agreed that, upon closing of the transaction, it will appoint one representative of CapGen to the Company’s board of directors.  Additionally, the Company has agreed to file a shelf registration statement following closing with respect to any future resales by CapGen of the shares being purchased from the Company.  Subject to certain exceptions, CapGen will have pre-emptive rights with respect to future offerings by the Company of its common stock or securities convertible into common stock to allow CapGen to maintain its percentage ownership in the Company.

The transaction is subject to customary conditions, including, among other things, approval of applicable regulatory authorities.  The transaction is not subject to stockholder approval.

The foregoing description of the transaction and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 10.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the description in Item 1.01 above which is incorporated herein by reference.  The Shares are being offered and sold in an offering exempt from the Securities Act registration requirement under Section 4(2) of the Securities Act of 1933.

Item 8.01 Other Events

On August 29, 2008, PacWest Bancorp and U.S. Bank, N.A. entered into Amendment No. 5 to the Amended and Restated Revolving Credit Agreement between First Community Bancorp and U.S. Bank, N.A., dated as of August 3, 2006 (the “Credit Agreement”). The Credit Agreement was amended to (i) extend the maturity date of the Credit Agreement to August 28, 2009, (ii) change the primary rate index under the Credit Agreement to LIBOR, and (iii) clarify certain covenant requirements.  The foregoing description of the amendment is qualified in its entirety by reference to the complete amendment, which is attached as Exhibit 99.1 of this Form 8-K.  PacWest has no balance outstanding under the Credit Agreement as of the date hereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement by and between PacWest Bancorp and CapGen Capital Group II LP, dated as of August 29, 2008.
99.1	Amendment No. 5, dated August 29, 2008, to Amended and Restated Revolving Credit Agreement between PacWest Bancorp and U.S.Bank, N.A, dated as of August 3, 2006.
99.2	Press release dated September 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: September 4, 2008

	By	: /s/ Jared M. Wolff
Name: Jared M. Wolff
	Title:	Executive Vice President, General
Counsel and Secretary